Exhibit 4.2

U.S. BANCORP

Medium-Term Notes, Series BB (Subordinated)

Officers’ Certificate and Company Order

Pursuant to the Indenture dated as of October 1, 1991, as amended by a First Supplemental Indenture dated as of April 1, 1993 and a Second Supplemental Indenture dated as of April 21, 2017 (as so amended, the “Indenture”), between U.S. Bancorp (the “Company”) and Citibank, N.A., as Trustee (the “Trustee”), and resolutions adopted by the Company’s Board of Directors on January 21, 2020, this Officers’ Certificate and Company Order is being delivered to the Trustee to establish the terms of a series of Securities in accordance with Section 301 of the Indenture, to establish the forms of the Securities of such series in accordance with Section 201 of the Indenture, and to establish the procedures for the authentication and delivery of specific Securities from time to time pursuant to Section 303 of the Indenture. This Officers’ Certificate and Company Order shall be treated for all purposes under the Indenture as a supplemental indenture thereto.

All conditions precedent provided for in the Indenture relating to the establishment of (i) a series of Securities, (ii) the forms of such series of Securities, and (iii) the procedures for the authentication and delivery of such series of Securities have been complied with.

Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

A.            Establishment of Series pursuant to Section 301 of the Indenture.

There is hereby established pursuant to Section 301 of the Indenture a series of Securities which shall have the following terms:

(1)         The Securities of such series shall bear the title “Medium-Term Notes, Series BB (Subordinated)” (referred to herein as the “Notes”).

(2)         The aggregate principal amount of the Notes of such series to be issued pursuant to this Officers’ Certificate is unlimited.

(3)         Interest will be payable to the person in whose name a Note (or one or more predecessor Notes) is registered at the close of business on the Regular Record Date (as defined below) next preceding each Interest Payment Date (as defined below); provided, however, that interest payable at maturity or upon redemption will be payable to the person to whom principal shall be payable.

(4)         Each Note within such series shall mature on a date 9 months or more from its date of issue as specified in such Note and in the applicable Pricing Supplement; provided, however, that no Commercial Paper Rate Note (as defined below) shall mature less than 9 months and 1 day from its date of issue. Unless otherwise authorized by or pursuant to a resolution of the Board of Directors of the Company, no Series BB Note will mature less than five years from its date of issue. If the Maturity Date or Redemption Date specified in the applicable Pricing Supplement for any Note is not a Business Day, interest, principal and premium, if any, will be paid on the next day that is a Business Day with the same force and effect as if made on such specified Maturity Date or Redemption Date, as applicable. With respect to the Notes of this series, “Business Day” means, unless the applicable Pricing Supplement specifies otherwise, any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law, regulation or executive order to close in the City of New York; provided that, for Notes issued in a specified currency other than U.S. dollars, such day is also not a day on which banking institutions are authorized or required by law, regulation or executive order to close in the Principal Financial Center of the country of the specified currency (unless the specified currency is euro, in which case such day is also a TARGET Business Day); provided further, that, for LIBOR Notes, such day is also a London Business Day. “Principal Financial Center” of any country is as provided in the 2006 ISDA Definitions, as amended and updated from time to time, published by the International Swaps and Derivatives Association, Inc.

(5)         Each Note within such series that bears interest will bear interest at either (a) a fixed rate (the “Fixed Rate Notes”); (b) a rate determined by reference to one or more base rates, which may be adjusted by a Spread and/or Spread Multiplier (each as defined below) (the “Floating Rate Notes”) or (c) any combination of (a) and (b). Notes within such series may also be issued as “Zero Coupon Notes” which do not provide for any periodic payments of interest. Notes may be issued as Original Issue Discount Notes at a discount from the principal amount thereof due at the stated maturity as specified in the applicable Pricing Supplement. Any Floating Rate Note may also have either or both of the following as set forth in the applicable Pricing Supplement: (i) a maximum interest rate limitation, or ceiling, on the rate of interest that may accrue during any Interest Period; and (ii) a minimum interest rate limitation, or floor, on the rate of interest that may accrue during any Interest Period. The interest rate on a Note will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application. Under present New York law, the maximum rate of interest, with certain exceptions, is 16% per annum on a simple interest basis for securities in which less than $250,000 has been invested and 25% per annum on a simple interest basis for securities in which $250,000 or more has been invested. This limit may not apply to Notes in which $2,500,000 or more has been invested. The applicable Pricing Supplement may designate any of the following base rates (“Base Rates”) as applicable to each Floating Rate Note: (a) the CMT Rate, in which case such Note will be a “ CMT Rate Note”; (b) the Commercial Paper Rate, in which case such Note will be a “Commercial Paper Rate Note”; (c) the Federal Funds Rate, in which case such Note will be a “Federal Funds Rate Note”; (d) CDOR, in which case such Note will be a “CDOR Note”; (e) LIBOR, in which case such Note will be a “LIBOR Note”; (f) SOFR, in which case such Note will be a “SOFR Note”; (g) EURIBOR, in which case such Note will be a “EURIBOR Note”; (h) the Prime Rate, in which case such Note will be a “Prime Rate Note”; (i) the Treasury Rate, in which case such Note will be a “Treasury Rate Note” or (j) one or more other base rates.

The interest rate on each Floating Rate Note for each Interest Period will be determined by reference to the applicable Base Rate specified in the applicable Pricing Supplement for such Interest Period, plus or minus the applicable Spread, if any, and/or multiplied by the applicable Spread Multiplier, if any. The “Spread” is the number of basis points, or one-hundredth of a percentage point, specified in the applicable Pricing Supplement to be added or subtracted from the Base Rate for that Floating Rate Note. For example, if a Note bears interest at LIBOR plus one basis point, or .01%, and the Calculation Agent (as defined below) determines that LIBOR is 5.00% per annum, the Note will bear interest at 5.01% per annum until the next Interest Reset Date (as defined below). The “Spread Multiplier” is the percentage specified in the applicable Pricing Supplement to be applied to the Base Rate for a Floating Rate Note. For example, if a Note bears interest at 90% of LIBOR, and the Calculation Agent determines that LIBOR is 5.00% per annum, the Note will bear interest at 4.50% per annum until the next Interest Reset Date.

Each Note that bears interest will bear interest from and including its date of issue or from and including the most recent Interest Payment Date to which interest on such Note (or one or more predecessor Notes) has been paid or duly provided for (i) at the fixed rate per annum applicable to the related Interest Period; (ii) at a rate per annum determined by reference to the Base Rate applicable to the related Interest Period or Interest Periods, in each case as specified therein and in the applicable Pricing Supplement, until the principal is paid or made available for payment; or (iii) as specified in the applicable Pricing Supplement. Interest will be payable on each Interest Payment Date and at maturity or upon redemption. The first payment of interest on any Note originally issued after a Regular Record Date and on or before an Interest Payment Date will be made on the Interest Payment Date following the next succeeding Regular Record Date to the registered holder on that next succeeding Regular Record Date. Interest rates and Base Rates are subject to change by the Company from time to time but no such change will affect any Note theretofore issued or which the Company has agreed to issue. Unless otherwise specified in the applicable Pricing Supplement, the “Interest Payment Dates” and the “Regular Record Dates” for Fixed Rate Notes shall be as described below under “Fixed Rate Notes” and the “Interest Payment Dates” and the “Regular Record Dates” for Floating Rate Notes shall be as described below under “Floating Rate Notes.”

The applicable Pricing Supplement will specify, among other things: (i) the issue price, Interest Payment Dates and Regular Record Dates; (ii) with respect to any Fixed Rate Note, the interest rate; (iii) with respect to any Floating Rate Note, the method (which may vary from Interest Period to Interest Period) of calculating the interest rate applicable to each Interest Period (including, if applicable, the fixed rate per annum applicable to one or more Interest Periods, the period to maturity of any instrument on which the Base Rate for any Interest Period is predicated (the “Index Maturity”), any Spread and/or Spread Multiplier, the Interest Determination Dates, the Interest Reset Dates and any minimum or maximum interest rate limitations); (iv) whether such Note is an Original Issue Discount Note; and (v) any other terms related to interest on the Notes.

Fixed Rate Notes

Each Fixed Rate Note, whether or not issued as an Original Issue Discount Note, will bear interest from the date of issue at the annual rate specified therein and in the applicable Pricing Supplement. Unless otherwise specified in the applicable Pricing Supplement, the Interest Payment Dates for the Fixed Rate Notes (other than Original Issue Discount Notes, including Zero Coupon Notes) will be on February 1 and August 1 of each year and at maturity or, if applicable, upon redemption. Unless otherwise specified in the applicable Pricing Supplement, the Regular Record Dates for the Fixed Rate Notes will be the fifteenth calendar day (whether or not a Business Day) immediately preceding each Interest Payment Date. Unless otherwise specified in the applicable Pricing Supplement, interest payments for Fixed Rate Notes shall be the amount of interest accrued to, but excluding, the relevant Interest Payment Date. Interest on Fixed Rate Notes with maturities of (1) greater than one year will be calculated on the basis of a 360-day year of twelve 30-day months and (2) one year or less will be calculated on the basis of the actual number of days in the year divided by 360. In the event that any Interest Payment Date or any applicable Redemption Date on a Fixed Rate Note is not a Business Day, such Interest Payment Date or Redemption Date shall be the next day that is a Business Day, and no interest will accrue for the period from and after the scheduled Interest Payment Date or Redemption Date, as the case may be.

Floating Rate Notes

Unless otherwise specified in the applicable Pricing Supplement and except as provided below, interest on Floating Rate Notes will be payable on the following Interest Payment Dates: in the case of Floating Rate Notes with a daily, weekly or monthly Interest Reset Date, on the third Wednesday of each month of each year; in the case of Floating Rate Notes with a quarterly Interest Reset Date, on the third Wednesday of March, June, September and December of each year; in the case of Floating Rate Notes with a semi-annual Interest Reset Date, on the third Wednesday of the two months of each year specified in the applicable Pricing Supplement; and in the case of Floating Rate Notes with an annual Interest Reset Date, on the third Wednesday of the month of each year specified in the applicable Pricing Supplement. Unless otherwise specified in the applicable Pricing Supplement, interest will also be paid at maturity or upon redemption. Unless otherwise specified in the applicable Pricing Supplement, the Regular Record Dates for Floating Rate Notes will be the fifteenth calendar day (whether or not a Business Day) immediately preceding each Interest Payment Date. In the event that any Interest Payment Date other than the Maturity Date or a Redemption Date for any Floating Rate Note is not a Business Day, such Interest Payment Date shall be the next day that is a Business Day, provided that, for LIBOR, SOFR and EURIBOR notes, if such Business Day is in the next calendar month, such Interest Payment Date shall be the immediately preceding Business Day.

The rate of interest on each Floating Rate Note will be reset daily, weekly, monthly, quarterly, semi-annually or annually (such specified period, an “Interest Reset Period,” and the date on which each such reset occurs, an “Interest Reset Date”), as specified in the applicable Pricing Supplement. Unless otherwise specified in the applicable Pricing Supplement, the Interest Reset Date will be as follows: in the case of Floating Rate Notes which are reset daily, each Business Day; in the case of Floating Rate Notes (other than Treasury Rate Notes) which are reset weekly, the Wednesday of each week; in the case of Floating Rate Notes that are Treasury Rate Notes which are reset weekly, the Tuesday of each week (except if the auction date falls on a Tuesday, then the next Business Day, as provided below); in the case of Floating Rate Notes which are reset monthly, the third Wednesday of each month; in the case of Floating Rate Notes which are reset quarterly, the third Wednesday of March, June, September and December of each year; in the case of Floating Rate Notes which are reset semi-annually, the third Wednesday of the two months of each year specified in the applicable Pricing Supplement; and in the case of Floating Rate Notes which are reset annually, the third Wednesday of the month of each year specified in the applicable Pricing Supplement.

The interest rate in effect from the date of issue to the first Interest Reset Date with respect to a Floating Rate Note (the “Initial Interest Rate”) will be as specified in the applicable Pricing Supplement. If any Interest Reset Date for any Floating Rate Note is not a Business Day, such Interest Reset Date shall be the next day that is a Business Day, provided that, for LIBOR, SOFR and EURIBOR notes, if such Business Day is in the next calendar month, such Interest Reset Date shall be the immediately preceding Business Day.

Unless otherwise specified in the applicable Pricing Supplement, the interest rate determined with respect to any Interest Determination Date will become effective on the next succeeding Interest Reset Date. As used herein, “Interest Determination Date” means the date as of which the interest rate for a Floating Rate Note is to be calculated, to be effective as of the following Interest Reset Date and calculated on the related Calculation Date (as defined below). Unless otherwise specified in the applicable Pricing Supplement, the Interest Determination Date pertaining to any Interest Reset Date for a Commercial Paper Rate Note, a Prime Rate Note or a CMT Rate Note (the “Commercial Paper Rate Interest Determination Date,” the “Prime Rate Interest Determination Date,” and the “CMT Rate Interest Determination Date,” respectively), will be the second Business Day before the Interest Reset Date; for Federal Funds Rate Notes, the Business Day immediately preceding the Interest Reset Date (the “Federal Funds Rate Interest Determination Date”); for EURIBOR Notes, the second TARGET Business Day before the Interest Reset Date (the “EURIBOR Interest Determination Date”); for LIBOR Notes, the second London Business Day before the Interest Reset Date (the “LIBOR Interest Determination Date”); for SOFR Notes, a U.S. Government Securities Business Day as set forth in the applicable Pricing Supplement (the “SOFR Interest Determination Date”); for CDOR Notes, the Interest Reset Date (the “CDOR Interest Determination Date”); and for Treasury Rate Notes, the Business Day on which Treasury Bills (as defined below) would normally be auctioned in the week in which the Interest Reset Date occurs (the “Treasury Rate Interest Determination Date”). Treasury Bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is usually held on the following Tuesday, but the auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is so held on the preceding Friday, such Friday will be the Treasury Rate Interest Determination Date pertaining to the Interest Reset Date occurring in the next succeeding week. If an auction date shall fall on any Interest Reset Date for a Treasury Rate Note, then such Interest Reset Date shall instead be the first Business Day immediately following such auction date. Unless otherwise specified in the applicable Pricing Supplement, the Interest Determination Date for a Floating Rate Note interest rate, which interest rate is determined by reference to two or more Base Rates, will be the latest Business Day that is at least two Business Days prior to such Interest Reset Date for such Floating Rate Note on which each such Base Rate can be determined.

Unless otherwise specified in the applicable Pricing Supplement, interest payments on an Interest Payment Date for a Floating Rate Note will include interest accrued from and including, the most recent Interest Payment Date to which interest is paid or duly provided for, or, if no interest is paid or duly provided for with respect to such Floating Rate Note, the date will be from and including the date of issue or any other date specified in the Pricing Supplement on which interest begins to accrue. Interest will accrue to, but excluding, the next Interest Payment Date (each such interest accrual period, an “Interest Period”), or if earlier, the date on which the principal is paid or duly made available for payment. Accrued interest from the date of issue, from such other specified date on which interest begins to accrue or from the last date to which interest has been paid or duly provided for to the date for which interest is being calculated shall be calculated by multiplying the principal amount of a Floating Rate Note by the applicable accrued interest factor (the “Accrued Interest Factor”). The Accrued Interest Factor shall be the sum of the interest factors calculated for each day in the period for which the interest is being paid. Unless otherwise specified in the applicable Pricing Supplement, the interest factor for each such day shall be computed by dividing the interest rate, expressed as a decimal, applicable to such day by 360 in the case of Commercial Paper Rate Notes, Federal Funds Rate Notes, LIBOR Notes, SOFR Notes, EURIBOR Notes and Prime Rate Notes, or by the actual number of days in the year in the case of Treasury Rate Notes, CMT Rate Notes and CDOR Notes. The interest rate in effect on each day will be (i) if such day is an Interest Reset Date, the interest rate with respect to the Interest Determination Date pertaining to such Interest Reset Date or (ii) if such day is not an Interest Reset Date, the interest rate with respect to the Interest Determination Date related to the next preceding Interest Reset Date, subject in either case to any maximum or minimum interest rate referred to in the applicable Pricing Supplement.

Unless otherwise specified in the applicable Pricing Supplement, U.S. Bank Trust National Association will be the “Calculation Agent.” On or before each Calculation Date, the Calculation Agent will determine the interest rate as described below and notify the Paying Agent. The Paying Agent will determine the Accrued Interest Factor applicable to any such Floating Rate Note. Unless otherwise specified in the applicable Pricing Supplement, the “Calculation Date,” if applicable, pertaining to any Interest Determination Date on a Floating Rate Note will be the earlier of (i) the tenth calendar day after such Interest Determination Date, or, if any such day is not a Business Day, the following Business Day, and (ii) the Business Day before the applicable Interest Payment Date, earlier Redemption Date or Maturity Date, as the case may be. The Paying Agent will, upon the request of the holder of any Floating Rate Note, provide the interest rate then in effect and, if determined, the interest rate which will become effective as a result of a determination made with respect to the most recent Interest Determination Date with respect to such Floating Rate Note. The determinations of interest rates made by the Calculation Agent shall, in the absence of manifest error, be conclusive and binding, and neither the Trustee nor the Paying Agent shall have the duty to verify determinations of interest rates made by the Calculation Agent. The determinations of Accrued Interest Factors made by the Paying Agent shall, in the absence of manifest error, be conclusive and binding.

Unless otherwise specified in the applicable Pricing Supplement, all percentages resulting from any calculation on Floating Rate Notes will be rounded, if necessary, to the nearest one-hundred thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards (e.g., 9.876545% (or .09876545) will be rounded to 9.87655% (or .0987655) and 9.876544% (or .09876544) will be rounded to 9.87654% (or .0987654)); all calculations of the Accrued Interest Factor for any day on Floating Rate Notes will be rounded, if necessary, to the nearest one hundred-millionth, with five one-billionths rounded upward (e.g. .098765455 will be rounded to ..09876546 and .098765454 will be rounded to .09876545); and all dollar amounts used in or resulting from such calculations on Floating Rate Notes will be rounded to the nearest cent (with one-half cent being rounded upwards).

Commercial Paper Rate. Commercial Paper Rate Notes will bear interest at the interest rates (calculated with reference to the Commercial Paper Rate and the Spread and/or Spread Multiplier, if any) specified in the Commercial Paper Rate Notes and in the applicable Pricing Supplement. Commercial Paper Rate Notes will be subject to the minimum interest rate and the maximum interest rate, if any.

Unless otherwise specified in the applicable Pricing Supplement, “Commercial Paper Rate” means, with respect to any Commercial Paper Rate Interest Determination Date, the Money Market Yield (calculated as described below) of the rate on that date for commercial paper having the Index Maturity specified in the applicable Pricing Supplement as published in the daily statistical release designated as such published by the Board of Governors of the Federal Reserve System, or its successor, at https://www.federalreserve.gov/releases/h15/, or any successor site or publication (the “H.15 Daily Update”) under the heading “Commercial Paper — Nonfinancial.”

Unless otherwise specified in the applicable Pricing Supplement, the following procedures will be followed if the Commercial Paper Rate cannot be determined as described above: (I) If the rate is not published by 3:00 p.m., New York City time, on the Calculation Date relating to the Commercial Paper Rate Interest Determination Date, then the Commercial Paper Rate will be the Money Market Yield of the rate on the Commercial Paper Rate Interest Determination Date for commercial paper having the Index Maturity specified in the applicable Pricing Supplement as set forth in the H.15 Daily Update under the heading “Commercial Paper — Nonfinancial;” (II) If by 3:00 p.m., New York City time, on the Calculation Date, the rate is not published in the H.15 Daily Update, then the Calculation Agent shall determine the Commercial Paper Rate to be the Money Market Yield of the arithmetic mean of the offered rates as of 11:00 a.m., New York City time, on the Commercial Paper Rate Interest Determination Date of three leading dealers of commercial paper in New York City, selected by the Calculation Agent, after consultation with the Company, for commercial paper having the Index Maturity specified in the applicable Pricing Supplement placed for an industrial issuer whose bond rating is “AA” or the equivalent, from a nationally recognized statistical rating agency. If the dealers selected by the Calculation Agent are not quoting as described in the previous sentence, the Commercial Paper Rate in effect immediately before the Commercial Paper Rate Interest Determination Date will not change and will remain the Commercial Paper Rate in effect on the Commercial Paper Rate Interest Determination Date.

“Money Market Yield” shall be a yield calculated under the following formula:

Money Market Yield =	D x 360	x 100
360 - (D x M)

where “D” refers to the applicable annual rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and “M” refers to the actual number of days in the Interest Period for which the interest is being calculated.

Federal Funds Rate. Federal Funds Rate Notes will bear interest at the interest rates (calculated with reference to the Federal Funds Rate and the Spread and/or Spread Multiplier, if any) specified in the Federal Funds Rate Notes and in the applicable Pricing Supplement. Federal Funds Rate Notes will be subject to the minimum interest rate and the maximum interest rate, if any.

Unless otherwise specified in the applicable Pricing Supplement, “Federal Funds Rate” means the rate determined by the Calculation Agent, with respect to any Federal Funds Rate Interest Determination Date, in accordance with the following provisions:

If “Federal Funds (Effective) Rate” is the specified Federal Funds Rate in the applicable Pricing Supplement, the Federal Funds Rate as of the applicable Federal Funds Rate Interest Determination Date shall be the rate with respect to such date for United States dollar federal funds as published in the H.15 Daily Update opposite the caption “Federal Funds (Effective),” as such rate is displayed on Reuters on page FEDFUNDS1 (or any other page as may replace such page on such service) (“Reuters Page FEDFUNDS1”) under the heading “EFFECT.” If such rate does not appear on Reuters Page FEDFUNDS1 or is not yet published in the H.15 Daily Update or another recognized electronic source by 3:00 p.m., New York City time, on the related Calculation Date, then the Federal Funds Rate with respect to such Federal Funds Rate Interest Determination Date shall be calculated by the Calculation Agent and will be the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of U.S. dollar federal funds transactions in New York City (which may include the agents or their affiliates) selected by the Calculation Agent, prior to 9:00 a.m., New York City time, on the Business Day following such Federal Funds Rate Interest Determination Date; provided, however, that if the brokers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Federal Funds Rate determined as of such Federal Funds Rate Interest Determination Date will be the Federal Funds Rate in effect on such Federal Funds Rate Interest Determination Date without giving effect to any resetting of the Federal Funds Rate on such Federal Funds Rate Interest Determination Date.

If “Federal Funds Open Rate” is the specified Federal Funds Rate in the applicable Pricing Supplement, the Federal Funds Rate as of the applicable Federal Funds Rate Interest Determination Date shall be the rate on such date under the heading “Federal Funds” for the relevant Index Maturity and opposite the caption “Open” as such rate is displayed on Reuters on page 5 (or any other page as may replace such page on such service) (“Reuters Page 5”), or, if such rate does not appear on Reuters Page 5 by 3:00 p.m., New York City time, on the Calculation Date, the Federal Funds Rate for the Federal Funds Rate Interest Determination Date will be the rate for that day displayed on FFPREBON Index page on Bloomberg L.P. (“Bloomberg”), which is the Fed Funds Opening Rate as reported by Prebon Yamane (or a successor) on Bloomberg. If such rate does not appear on Reuters Page 5 or is not displayed on FFPREBON Index page on Bloomberg or another recognized electronic source by 3:00 p.m., New York City time, on the related Calculation Date, then the Federal Funds Rate on such Federal Funds Rate Interest Determination Date shall be calculated by the Calculation Agent and will be the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of United States dollar federal funds transactions in New York City (which may include the agents or their affiliates) selected by the Calculation Agent prior to 9:00 a.m., New York City time, on such Federal Funds Rate Interest Determination Date; provided, however, that if the brokers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Federal Funds Rate determined as of such Federal Funds Rate Interest Determination Date will be the Federal Funds Rate in effect on such Federal Funds Rate Interest Determination Date without giving effect to any resetting of the Federal Funds Rate on such Federal Funds Rate Interest Determination Date.

If “Federal Funds Target Rate” is the specified Federal Funds Rate in the applicable Pricing Supplement, the Federal Funds Rate as of the applicable Federal Funds Rate Interest Determination Date shall be the rate on such date as displayed on the FDTR Index page on Bloomberg. If such rate does not appear on the FDTR Index page on Bloomberg by 3:00 p.m., New York City time, on the Calculation Date, the Federal Funds Rate for such Federal Funds Rate Interest Determination Date will be the rate for that day appearing on Reuters Page USFFTARGET= (or any other page as may replace such page on such service) (“Reuters Page USFFTARGET=”). If such rate does not appear on the FDTR Index page on Bloomberg or is not displayed on Reuters Page USFFTARGET= by 3:00 p.m., New York City time, on the related Calculation Date, then the Federal Funds Rate on such Federal Funds Rate Interest Determination Date shall be calculated by the Calculation Agent and will be the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of United States dollar federal funds transactions in New York City (which may include the agents or their affiliates) selected by the Calculation Agent prior to 9:00 a.m., New York City time, on such Federal Funds Rate Interest Determination Date; provided, however, that if the brokers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Federal Funds Rate determined as of such Federal Funds Rate Interest Determination Date will be the Federal Funds Rate in effect on such Federal Funds Interest Determination Date without giving effect to any resetting of the Federal Funds Rate on such Federal Funds Rate Interest Determination Date.

LIBOR. LIBOR Notes will bear interest at the interest rates (calculated with reference to the London interbank offered rate, commonly referred to as LIBOR and the Spread and/or Spread Multiplier, if any) specified in the LIBOR Notes and in the applicable Pricing Supplement. LIBOR Notes will be subject to the minimum interest rate and the maximum interest rate, if any.

Unless otherwise specified in the applicable Pricing Supplement, LIBOR means the rate determined by the Calculation Agent, with respect to any LIBOR Interest Determination Date, in accordance with the following provisions:

With respect to LIBOR Interest Determination Date, LIBOR will be the rate for deposits in the Designated LIBOR Currency having the Index Maturity specified in the applicable Pricing Supplement as such rate is displayed on Reuters on page LIBOR01 (or any other page as may replace such page on such service for the purpose of displaying the London interbank rates of major banks for the Designated LIBOR Currency) (“Reuters Page LIBOR01”) as of 11:00 a.m., London time, on such LIBOR Interest Determination Date. If no such rate so appears, the Company shall request the principal London offices of each of four major reference banks (which may include affiliates of the agents) in the London interbank market, as selected by the Company to provide the Calculation Agent with its offered quotation for deposits in the Designated LIBOR Currency having the Index Maturity specified in the applicable Pricing Supplement commencing on the related Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such LIBOR Interest Determination Date and in a principal amount that is representative for a single transaction in the Designated LIBOR Currency in such market at such time. If at least two such quotations are so provided, then LIBOR on such LIBOR Interest Determination Date will be the arithmetic mean calculated by the Calculation Agent of such quotations. If fewer than two such quotations are so provided, then LIBOR on such LIBOR Interest Determination Date will be the arithmetic mean calculated by the Calculation Agent of the rates quoted at approximately 11:00 a.m., in the applicable Principal Financial Center (as defined below), on such LIBOR Interest Determination Date by three major banks (which may include affiliates of the agents) in such Principal Financial Center selected by the Company for loans in the Designated LIBOR Currency to leading European banks, having the Index Maturity specified in the applicable Pricing Supplement and in a principal amount that is representative for a single transaction in the Designated LIBOR Currency in such market at such time; provided, however, that if the banks so selected by the Company are not quoting as mentioned in this sentence, LIBOR determined as of such LIBOR Interest Determination Date shall be LIBOR in effect on such LIBOR Interest Determination Date.

Notwithstanding the foregoing paragraph, if the Company or the Calculation Agent, in its sole discretion, determine on or prior to the relevant LIBOR Interest Determination Date that a Benchmark Transition Event and related Benchmark Replacement Date have occurred with respect to LIBOR, then the provisions set forth below under the heading “—Effect of Benchmark Transition Event,” referred to as the “benchmark transition provisions,” will thereafter apply to all determinations of the rate of interest payable on the LIBOR Notes. In accordance with the benchmark transition provisions, after a Benchmark Transition Event and related Benchmark Replacement Date have occurred, the amount of interest that will be payable for each Interest Period on the LIBOR Notes will be determined by reference to the Benchmark Replacement.

Effect of Benchmark Transition Event

Benchmark Replacement. If the Company or the Calculation Agent, in its sole discretion, determine that a Benchmark Transition Event and related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any determination of the Benchmark on any LIBOR Interest Determination Date, the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the LIBOR Notes in respect of such determination on such LIBOR Interest Determination Date and all determinations on all subsequent LIBOR Interest Determination Dates.

Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, the Company or the Calculation Agent, in its sole discretion, will have the right to make Benchmark Replacement Conforming Changes from time to time.

Decisions and Determinations. Any determination, decision or election that may be made by the Company or by the Calculation Agent pursuant to the benchmark transition provisions described herein, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection:

•	will be conclusive and binding absent manifest error;

•	if made by the Company, will be made in its sole discretion; and

•	notwithstanding anything to the contrary in the applicable prospectus supplement, the Indenture or the LIBOR Notes, shall become effective without consent from the holders of the LIBOR Notes or any other party.

If the Calculation Agent fails to make any determination, decision or election that it is required to make pursuant to the benchmark transition provisions, then the Company will make that determination, decision or election on the same basis as described above.

Certain Defined Terms.

As used in this “— LIBOR” section:

“Benchmark” means, initially, LIBOR; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to LIBOR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.

“Benchmark Replacement” means the Interpolated Benchmark with respect to the then-current Benchmark, plus the Benchmark Replacement Adjustment for such Benchmark; provided that if the Calculation Agent cannot determine the Interpolated Benchmark as of the Benchmark Replacement Date, then “Benchmark Replacement” means the first alternative set forth in the order below that can be calculated by the Calculation Agent as of the Benchmark Replacement Date:

(1)	the sum of: (a) Term SOFR and (b) the Benchmark Replacement Adjustment;

(2)	the sum of: (a) Compounded SOFR and (b) the Benchmark Replacement Adjustment;

(3)	the sum of: (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark for the applicable Corresponding Tenor and (b) the Benchmark Replacement Adjustment;

(4)	the sum of: (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment;

(5)	the sum of: (a) the alternate rate of interest that has been selected by the Calculation Agent, as directed by the Company, as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar-denominated floating rate notes at such time and (b) the Benchmark Replacement Adjustment.

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be calculated by the Calculation Agent as of the Benchmark Replacement Date:

(1)	the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

(2)	if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, then the ISDA Fallback Adjustment;

(3)	the spread adjustment (which may be a positive or negative value or zero) that has been selected by the Calculation Agent, as directed by the Company after giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated floating rate notes at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Interest Period”, timing and frequency of determining rates and making payments of interest, rounding of amounts or tenors, and other administrative matters) that the Company or the Calculation Agent, in its sole discretion, decide may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the Company decides that adoption of any portion of such market practice is not administratively feasible or if the Company determines that no market practice for use of the Benchmark Replacement exists, in such other manner as the Company determines is reasonably necessary).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(1)	in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark; or

(2)	in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1)	a public statement or publication of information by or on behalf of the administrator of the Benchmark announcing that such administrator has ceased or will cease to provide the Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark;

(2)	a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark, the central bank for the currency of the Benchmark, an insolvency official with jurisdiction over the administrator for the Benchmark, a resolution authority with jurisdiction over the administrator for the Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark has ceased or will cease to provide the Benchmark permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark; or

(3)	a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

“Compounded SOFR” means the compounded average of SOFRs for the applicable Corresponding Tenor, with the rate, or methodology for this rate, and conventions for this rate being established by the Calculation Agent, as directed by the Company in accordance with:

(1)	the rate, or methodology for this rate, and conventions for this rate selected or recommended by the Relevant Governmental Body for determining Compounded SOFR; provided that:

(2)	if, and to the extent that, the Company determines that Compounded SOFR cannot be determined in accordance with clause (1) above, then the rate, or methodology for this rate, and conventions for this rate that have been selected by the Calculation Agent, as directed by the Company after giving due consideration to any industry-accepted market practice for U.S. dollar-denominated floating rate notes at such time.

For the avoidance of doubt, the calculation of Compounded SOFR shall exclude the Benchmark Replacement Adjustment.

“Corresponding Tenor” with respect to a Benchmark Replacement means a tenor (including overnight) having approximately the same length (disregarding business day adjustment) as the applicable tenor for the then-current Benchmark.

“Designated LIBOR currency” means the currency specified in the applicable Pricing Supplement as to which LIBOR shall be calculated or, if no such currency is specified in the applicable Pricing Supplement, U.S. dollars.

“Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.

“Interpolated Benchmark” with respect to the Benchmark means the rate determined for the Corresponding Tenor by interpolating on a linear basis between: (1) the Benchmark for the longest period (for which the Benchmark is available) that is shorter than the Corresponding Tenor and (2) the Benchmark for the shortest period (for which the Benchmark is available) that is longer than the Corresponding Tenor.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor.

“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

“Principal financial center” means (i) the capital city of the country issuing the specific currency or (ii) the capital city of the country to which the designated LIBOR currency, if applicable, relates, except in each case, that with respect to United States dollars, Australian dollars, Canadian dollars, euro, New Zealand dollars, South African rand and Swiss francs, the “principal financial center” shall be New York City, Sydney, Toronto, London (solely in the case of the designated LIBOR currency), Wellington, Johannesburg and Zurich, respectively.

“Reference Time” with respect to any determination of the Benchmark means (1) if the Benchmark is LIBOR, 11:00 a.m. (London time) on the relevant LIBOR Interest Determination Date, and (2) if the Benchmark is not LIBOR, the time determined in accordance with the Benchmark Replacement Conforming Changes.

“Relevant Governmental Body” means the Federal Reserve and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve and/or the Federal Reserve Bank of New York or any successor thereto.

“SOFR” with respect to any day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark, (or a successor administrator) on the Federal Reserve Bank of New York’s Website.

“Term SOFR” means the forward-looking term rate for the applicable Corresponding Tenor based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

SOFR. SOFR Notes will bear interest at the interest rates, calculated with reference to the Secured Overnight Financing Rate, commonly referred to as SOFR, and the Spread and/or Spread Multiplier, if any, specified in the SOFR Notes and in the applicable Pricing Supplement. SOFR notes will be subject to the minimum and maximum interest rate, if any.

Unless otherwise specified in the applicable Pricing Supplement, the Calculation Agent will determine SOFR for each SOFR Interest Determination Date as follows:

With respect to any SOFR Interest Determination Date, SOFR will be the Secured Overnight Financing Rate in respect of such day as published by the Relevant Governmental Body, as the administrator of such rate (or a successor administrator), on the Federal Reserve Bank of New York’s Website (or the reference page for any successor administrator) on or about 5:00 p.m. (New York City time) on the immediately following U.S. Government Securities Business Day. If no such rate so appears, SOFR determined as of such SOFR interest determination date shall be the Secured Overnight Financing Rate in respect of the last U.S. Government Securities Business Day for which such rate was published on the on the Federal Reserve Bank of New York’s Website (or the reference page for any successor administrator).

Notwithstanding the foregoing paragraph, if the Company or the Calculation Agent, in its sole discretion, determine on or prior to the relevant SOFR Interest Determination Date that a Benchmark Transition Event and related Benchmark Replacement Date have occurred with respect to SOFR, then the provisions set forth below under the heading “—Effect of Benchmark Transition Event,” referred to as the “benchmark transition provisions,” will thereafter apply to all determinations of the rate of interest payable on the SOFR notes. In accordance with the benchmark transition provisions, after a Benchmark Transition Event and related Benchmark Replacement Date have occurred, the amount of interest that will be payable for each Interest Period on the SOFR Notes will be determined by reference to the Benchmark Replacement.

Effect of Benchmark Transition Event

Benchmark Replacement. If the Company or the Calculation Agent, in its sole discretion, determine that a Benchmark Transition Event and related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any determination of the Benchmark on any SOFR Interest Determination Date, the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the SOFR Notes in respect of such determination on such SOFR Interest Determination Date and all determinations on all subsequent SOFR Interest Determination Date.

Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, the Company or the Calculation Agent, in its sole discretion, will have the right to make Benchmark Replacement Conforming Changes from time to time.

Decisions and Determinations. Any determination, decision or election that may be made by the Company or the Calculation Agent pursuant to the benchmark transition provisions described herein, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection:

•	will be conclusive and binding absent manifest error;

•	if made by the Company, will be made in its sole discretion; and

•	notwithstanding anything to the contrary in the applicable prospectus supplement, the Indenture or the SOFR Notes, shall become effective without consent from the holders of the SOFR Notes or any other party.

If the Calculation Agent fails to make any determination, decision or election that it is required to make pursuant to the benchmark transition provisions, then the Company will make that determination, decision or election on the same basis as described above.

Certain Defined Terms

As used in this “— SOFR” section:

“Benchmark” means, initially, SOFR; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to SOFR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.

“Benchmark Replacement” means the first alternative set forth in the order below that can be calculated by the Calculation Agent as of the Benchmark Replacement Date:

(1)	the sum of: (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark for the applicable Corresponding Tenor and (b) the Benchmark Replacement Adjustment; or

(2)	the sum of: (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment; or

(3)	the sum of: (a) the alternate rate of interest that has been selected by the Company or the Calculation Agent as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar-denominated floating rate notes at such time and (b) the Benchmark Replacement Adjustment.

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by the Company or the Calculation Agent as of the Benchmark Replacement Date:

(1)	the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

(2)	if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, then the ISDA Fallback Adjustment;

(3)	the spread adjustment (which may be a positive or negative value or zero) that has been selected by the Company or the Calculation Agent, as directed by the Company after giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated floating rate notes at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Interest Period”, timing and frequency of determining rates and making payments of interest, rounding of amounts or tenors (including changes to the definition of “Corresponding Tenor” solely when such tenor is longer than the interest period), and other administrative matters) that the Company or the Calculation Agent, in its sole discretion, decide may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the Company decides that adoption of any portion of such market practice is not administratively feasible or if the Company determines that no market practice for use of the Benchmark Replacement exists, in such other manner as the Company determines is reasonably necessary).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(1)	in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark; or

(2)	in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1)	a public statement or publication of information by or on behalf of the administrator of the Benchmark announcing that such administrator has ceased or will cease to provide the Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark;

(2)	a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark, the central bank for the currency of the Benchmark, an insolvency official with jurisdiction over the administrator for the Benchmark, a resolution authority with jurisdiction over the administrator for the Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark has ceased or will cease to provide the Benchmark permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark; or

(3)	a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

“Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor.

“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

“Reference Time” with respect to any determination of the Benchmark means the time determined by the Company or the Calculation Agent in accordance with the Benchmark Replacement Conforming Changes.

“Relevant Governmental Body” means the Federal Reserve System and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve System and/or the Federal Reserve Bank of New York or any successor thereto.

“U.S. Government Securities Business Day” means any day except for a Saturday, Sunday or a day on which the Securities Industry and Financial Markets Association (or any successor thereto) recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

EURIBOR. EURIBOR Notes will bear interest at the interest rates (calculated with reference to EURIBOR and the Spread and/or Spread Multiplier, if any) specified in the EURIBOR Notes and in the applicable Pricing Supplement. EURIBOR Notes will be subject to the minimum interest rate and the maximum interest rate, if any.

Unless otherwise specified in the applicable Pricing Supplement, EURIBOR means, with respect to any EURIBOR Interest Determination Date, a base rate equal to the interest rate for deposits in euro designated as “EURIBOR” and sponsored jointly by the European Banking Federation and ACI — the Financial Market Association, or any company established by the joint sponsors for purposes of compiling and publishing that rate. EURIBOR will be determined in the following manner:

EURIBOR will be the offered rate for deposits in euro having the Index Maturity specified in the applicable Pricing Supplement, beginning on the second euro Business Day after such EURIBOR Interest Determination Date, as that rate appears on Reuters Page EURIBOR 01 as of 11:00 a.m., Brussels time, on such EURIBOR Interest Determination Date.

If the rate described above does not appear on Reuters Page EURIBOR 01, EURIBOR will be determined on the basis of the rates, at approximately 11:00 a.m., Brussels time, on such EURIBOR Interest Determination Date, at which deposits of the following kind are offered to prime banks in the euro-zone interbank market by the principal euro-zone office of each of four major banks in that market selected by the Calculation Agent: euro deposits having such EURIBOR Index Maturity, beginning on such EURIBOR Interest Reset Date, and in a representative amount. The Calculation Agent will request that the principal euro-zone office of each of these banks provide a quotation of its rate. If at least two quotations are provided, EURIBOR for such EURIBOR Interest Determination Date will be the arithmetic mean of the quotations.

If fewer than two quotations are provided as described above, EURIBOR for such EURIBOR Interest Determination Date will be the arithmetic mean of the rates for loans of the following kind to leading euro-zone banks quoted, at approximately 11:00 a.m., Brussels time on that EURIBOR Interest Determination Date, by three major banks in the euro-zone selected by the Calculation Agent: loans of euro having such EURIBOR Index Maturity, beginning on such EURIBOR Interest Reset Date, and in an amount that is representative of a single transaction in euro in that market at the time.

If fewer than three banks selected by the Calculation Agent are quoting as described above, EURIBOR for the new Interest Period will be EURIBOR in effect for the prior Interest Period. If the initial Base Rate has been in effect for the prior Interest Period, however, it will remain in effect for the new Interest Period.

In the event that the EURIBOR rate is discontinued, the calculation of interest for such EURIBOR Note would be governed by the applicable EU Benchmark Replacement provisions. Those provisions will be included in the applicable Pricing Supplement for the EURIBOR note.

CDOR. CDOR Notes will bear interest at the interest rates, calculated with reference to the Canadian dollar three-month Banker’s Acceptance Rate, commonly referred to as CDOR, and the Spread and/or Spread Multiplier, if any, specified on in the CDOR Notes and in the applicable Pricing Supplement. CDOR Notes will be subject to the minimum interest rate and the maximum interest rate, if any.

Unless otherwise specified in the applicable Pricing Supplement, CDOR means the rate determined by the Calculation Agent, with respect to any CDOR Interest Determination Date, in accordance with the following provisions:

The CDOR Interest Determination Date is the first day of such Interest Period. CDOR will be the offered rate for Canadian dollar bankers’ acceptances having a maturity of three months, as such rate appears on the Reuters Screen CDOR page, or such other replacing service or such other service that may be nominated by the person sponsoring the information appearing there for the purpose of displaying offered rates for Canadian dollar bankers’ acceptances having a maturity of three months, at approximately 10:00 a.m., Toronto time, on such CDOR Interest Determination Date.

Unless otherwise specified in the applicable Pricing Supplement, the following procedures will be followed if CDOR cannot be determined as described above:

If no offered rate appears on Reuters Screen CDOR page on a CDOR Interest Determination Date at approximately 10:00 a.m., Toronto time, then CDOR will be the average of the bid rates of interest for Canadian dollar bankers’ acceptances with maturities of three months for same day settlement as quoted by such of the Schedule I banks (as defined in the Bank Act (Canada)) as may quote such a rate as of 10:00 a.m., Toronto time, on such CDOR Interest Determination Date. If at least two quotations are provided, CDOR will be the arithmetic average of the quotations provided.

If the Schedule I banks so selected by the Calculation Agent are not quoting as mentioned above, CDOR for the next Interest Period will be the rate in effect for the preceding Interest Period.

Prime Rate. Prime Rate Notes will bear interest at the interest rates (calculated with reference to the Prime Rate and the Spread and/or Spread Multiplier, if any) specified in the Prime Rate Notes and in the applicable Pricing Supplement. Prime Rate Notes will be subject to the minimum interest rate and the maximum interest rate, if any.

Unless otherwise specified in the applicable Pricing Supplement, “Prime Rate” means, with respect to any Prime Rate Interest Determination Date, the rate on such date as such rate is published in the H.15 Daily Update under the caption “Bank prime loan” or such other recognized electronic source used for the purpose of displaying such rate, under the caption “Bank prime loan.” If such rate is not yet published in the H.15 Daily Update, or another recognized electronic source by 3:00 p.m., New York City time, on the related Calculation Date, then the Prime Rate shall be the arithmetic mean calculated by the Calculation Agent of the rates of interest publicly announced by each bank that appears on Reuters on page USPRIME1 (or any other page as may replace such page on such service for the purpose of displaying prime rates or base lending rates of major United States banks) (“Reuters Page USPRIME1”) as such bank’s prime rate or base lending rate as of 11:00 a.m., New York City time, on such Prime Rate Interest Determination Date. If fewer than four such rates so appear on the Reuters Page USPRIME1 for such Prime Rate Interest Determination Date by 3:00 p.m., New York City time, on the related Calculation Date, then the Prime Rate shall be the arithmetic mean calculated by the Calculation Agent of the prime rates or base lending rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on such Prime Rate Interest Determination Date by three major banks (which may include affiliates of the dealers) in New York City selected by the Calculation Agent; provided, however, that if the banks so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Prime Rate determined as of such Prime Rate Interest Determination Date will be the Prime Rate in effect on such Prime Rate Interest Determination Date.

“Reuters Page USPRIME1” means the display on the Reuters EIKON (or any successor service) on the “USPRIME1 Page” (or such other page as may replace the USPRIME1 Page on such service) for the purpose of displaying prime rates or base lending rates of major U.S. banks.

Treasury Rate. Treasury Rate Notes will bear interest at the interest rates (calculated with reference to the Treasury Rate and the Spread and/or Spread Multiplier, if any) specified in the Treasury Rate Notes and in the applicable Pricing Supplement. Treasury Rate Notes will be subject to the minimum interest rate and the maximum interest rate, if any.

Unless otherwise specified in the applicable Pricing Supplement, “Treasury Rate” means, with respect to any Treasury Rate Interest Determination Date, the rate from the auction held on such Treasury Rate Interest Determination Date (the “Auction”) of direct obligations of the United States (“Treasury Bills”) having the Index Maturity specified in the applicable Pricing Supplement under the caption “INVEST RATE” on the display on Reuters page USAUCTION10 (or any other page as may replace such page on such service) or page USAUCTION11 (or any other page as may replace such page on such service) or, if not so published at 3:00 p.m., New York City time, on the related Calculation Date, the Bond Equivalent Yield (as defined below) of the rate for such Treasury Bills as published in the H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption “U.S. Government Securities/Treasury Bills.” If such rate is not so published in the related H.15 Daily Update or another recognized source by 3:00 p.m., New York City time, on the related Calculation Date, the Treasury Rate on such Treasury Rate Interest Determination Date shall be the Bond Equivalent Yield of the Auction rate of such Treasury Bills as announced by the United States Department of the Treasury. In the event that such Auction rate is not so announced by the United States Department of the Treasury on such Calculation Date, or if no such Auction is held, then the Treasury Rate on such Treasury Rate Interest Determination Date shall be the Bond Equivalent Yield of the rate on such Treasury Rate Interest Determination Date of Treasury Bills having the Index Maturity specified in the applicable Pricing Supplement as published in the H.15 Daily Update under the caption “U.S. government securities/treasury bills/secondary market” or, if not yet published by 3:00 p.m., New York City time, on the related Calculation Date, the rate on such Treasury Rate Interest Determination Date of such Treasury Bills as published in the H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption “U.S. government securities/treasury bills (secondary market).” If such rate is not yet published in the H.15 Daily Update or another recognized electronic source by 3:00 p.m., New York City time, on the related Calculation Date, then the Treasury Rate on such Treasury Rate Interest Determination Date shall be calculated by the Calculation Agent and shall be the Bond Equivalent Yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on such Treasury Rate Interest Determination Date, of the three leading primary United States government securities dealers (which may include the agents or their affiliates) selected by the Calculation Agent, for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity specified in the applicable Pricing Supplement; provided, however, that if the dealers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Treasury Rate determined as of such Treasury Rate Interest Determination Date will be the Treasury Rate in effect on such Treasury Rate Interest Determination Date.

The “Bond Equivalent Yield” means a yield (expressed as a percentage) calculated in accordance with the following formula:

Bond Equivalent Yield =	D x N	x 100
360 – (D x M)

where “D” refers to the applicable per annum rate for Treasury Bills quoted on a bank discount basis and expressed as a decimal, “N” refers to 365 or 366, as the case may be, and “M” refers to the actual number of days in the applicable interest reset period.

CMT Rate. CMT Rate Notes will bear interest at the interest rates (calculated with reference to the CMT Rate and the Spread and/or Spread Multiplier, if any) specified in the CMT Rate Note and in the applicable Pricing Supplement. CMT Rate Notes will be subject to the minimum interest rate and the maximum interest rate, if any.

Unless otherwise specified in the applicable Pricing Supplement, “CMT Rate” means, with respect to any CMT Rate Interest Determination Date:

If “Reuters Page FRBCMT” is the specified CMT Reuters Page in the applicable Pricing Supplement, the CMT Rate on the CMT Rate Interest Determination Date shall be a percentage equal to the yield for United States Treasury securities at “constant maturity” having the Index Maturity specified in the applicable Pricing Supplement as set forth in the H.15 Daily Update under the caption “Treasury constant maturities,” as such yield is displayed on Reuters (or any successor service) on page FRBCMT (or any other page as may replace such page on such service) (“Reuters Page FRBCMT”) for such CMT Rate Interest Determination Date. If such rate does not appear on Reuters Page FRBCMT, the CMT Rate on such CMT Rate Interest Determination Date shall be a percentage equal to the yield for United States Treasury securities at “constant maturity” having the Index Maturity specified in the applicable Pricing Supplement and for such CMT Rate Interest Determination Date as set forth in the H.15 Daily Update, under the caption “Treasury constant maturities.” If such rate does not appear in the H.15 Daily Update, the CMT Rate on such CMT Rate Interest Determination Date shall be the rate for the period of the Index Maturity specified in the applicable Pricing Supplement as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the Calculation Agent determines to be comparable to the rate that would otherwise have been published in the H.15 Daily Update. If the Board of Governors of the Federal Reserve System or the United States Department of the Treasury does not publish a yield on United States Treasury securities at “constant maturity” having the Index Maturity specified in the applicable Pricing Supplement for such CMT Rate Interest Determination Date, the CMT Rate on such CMT Rate Interest Determination Date shall be calculated by the Calculation Agent and shall be a yield-to-maturity based on the arithmetic mean of the secondary market bid prices at approximately 3:30 p.m., New York City time, on such CMT Rate Interest Determination Date of three leading primary United States government securities dealers in New York City (which may include the agents or their affiliates) (each, a “Reference Dealer”) selected by the Calculation Agent from five such Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest) for United States Treasury securities with an original maturity equal to the Index Maturity specified in the applicable Pricing Supplement, a remaining term to maturity no more than one year shorter than such Index Maturity and in a principal amount that is representative for a single transaction in such securities in such market at such time. If fewer than three prices are provided as requested, the CMT Rate on such CMT Rate Interest Determination Date shall be calculated by the Calculation Agent and shall be a yield-to-maturity based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 p.m., New York City time, on such CMT Rate Interest Determination Date of three Reference Dealers selected by the Calculation Agent from five such Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest) for United States Treasury securities with an original maturity greater than the Index Maturity specified in the applicable Pricing Supplement, a remaining term to maturity closest to such Index Maturity and in a principal amount that is representative for a single transaction in such securities in such market at such time. If two such United States Treasury securities with an original maturity greater than the Index Maturity specified in the applicable Pricing Supplement have remaining terms to maturity equally close to such Index Maturity, the quotes for the treasury security with the shorter original term to maturity will be used. If fewer than five but more than two such prices are provided as requested, the CMT Rate on such CMT Rate Interest Determination Date shall be calculated by the Calculation Agent and shall be based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of such quotations shall be eliminated; provided, however, that if fewer than three such prices are provided as requested, the CMT Rate determined as of such CMT Rate Interest Determination Date shall be the CMT Rate in effect on such CMT Rate Interest Determination Date.

If “Reuters Page FEDCMT” is the specified CMT Reuters Page in the applicable Pricing Supplement, the CMT Rate on the CMT Rate Interest Determination Date shall be a percentage equal to the one-week or one-month, as specified in the applicable Pricing Supplement, average yield for United States Treasury securities at “constant maturity” having the Index Maturity specified in the applicable Pricing Supplement as set forth in the H.15 Daily Update opposite the caption “Treasury Constant Maturities,” as such yield is displayed on Reuters on page FEDCMT (or any other page as may replace such page on such service) (“Reuters Page FEDCMT”) for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which such CMT Rate Interest Determination Date falls. If such rate does not appear on Reuters Page FEDCMT, the CMT Rate on such CMT Rate Interest Determination Date shall be a percentage equal to the one-week or one-month, as specified in the applicable Pricing Supplement, average yield for United States Treasury securities at “constant maturity” having the Index Maturity specified in the applicable Pricing Supplement for the week or month, as applicable, preceding such CMT Rate Interest Determination Date as set forth in the H.15 Daily Update opposite the caption “Treasury Constant Maturities.” If such rate does not appear in the H.15 Daily Update, the CMT Rate on such CMT Rate Interest Determination Date shall be the one-week or one-month, as specified in the applicable Pricing Supplement, average yield for United States Treasury securities at “constant maturity” having the Index Maturity specified in the applicable Pricing Supplement as otherwise announced by the Federal Reserve Bank of New York for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which such CMT Rate Interest Determination Date falls. If the Federal Reserve Bank of New York does not publish a one-week or one-month, as specified in the applicable Pricing Supplement, average yield on United States Treasury securities at “constant maturity” having the Index Maturity specified in the applicable Pricing Supplement for the applicable week or month, the CMT Rate on such CMT Rate Interest Determination Date shall be calculated by the Calculation Agent and shall be a yield-to-maturity based on the arithmetic mean of the secondary market bid prices at approximately 3:30 p.m., New York City time, on such CMT Rate Interest Determination Date of three Reference Dealers selected by the Calculation Agent from five such Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest) for United States Treasury securities with an original maturity equal to the Index Maturity specified in the applicable Pricing Supplement, a remaining term to maturity of no more than one year shorter than such Index Maturity and in a principal amount that is representative for a single transaction in such securities in such market at such time. If fewer than five but more than two such prices are provided as requested, the CMT Rate on such CMT Rate Interest Determination Date shall be the rate on the CMT Rate Interest Determination Date calculated by the Calculation Agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of such quotation shall be eliminated. If fewer than three prices are provided as requested, the CMT Rate on such CMT Rate Interest Determination Date shall be calculated by the Calculation Agent and shall be a yield-to-maturity based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 p.m., New York City time, on such CMT Rate Interest Determination Date of three Reference Dealers selected by the Calculation Agent from five such Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest) for United States Treasury securities with an original maturity longer than the Index Maturity specified in the applicable Pricing Supplement, a remaining term to maturity closest to such Index Maturity and in a principal amount that is representative for a single transaction in such securities in such market at such time. If two United States Treasury securities with an original maturity greater than the Index Maturity specified in the applicable Pricing Supplement have remaining terms to maturity equally close to such Index Maturity, the quotes for the Treasury security with the shorter original term to maturity will be used. If fewer than five but more than two such prices are provided as requested, the CMT Rate on such CMT Rate Interest Determination Date shall be the rate on the CMT Rate Interest Determination Date calculated by the Calculation Agent based on the arithmetic mean of the bid prices obtained and neither the highest nor lowest of such quotations shall be eliminated; provided, however, that if fewer than three such prices are provided as requested, the CMT Rate determined as of such CMT Rate determination date shall be the CMT Rate in effect on such CMT Rate Interest Determination Date.

Zero Coupon Notes

The specific terms of any Zero Coupon Notes will be set forth in the applicable Pricing Supplement.

(6)         Unless otherwise specified in the applicable Pricing Supplement, principal of (and premium, if any) and interest (if any) on the Notes will be payable, and, except as provided in Section 305 of the Indenture with respect to any Global Security (as defined below) representing Book-Entry Notes (as defined below), the transfer of the Notes will be registrable and Notes will be exchangeable for Notes bearing identical terms and provisions at the corporate trust office of U.S. Bank Trust National Association (the “Paying Agent”), in New York City, New York, provided that payments of interest with respect to any Certificated Note (as defined below), other than interest at maturity or upon redemption, may be made at the option of the Company by check mailed to the address of the person or entity entitled thereto as it appears on the security register of the Company at the close of business on the Regular Record Date corresponding to the relevant Interest Payment Date. Unless otherwise specified in the applicable Pricing Supplement, holders of $10,000,000 or more in aggregate principal amount of Certificated Notes shall be entitled to receive payments of interest, other than interest at maturity or upon redemption, by wire transfer of immediately available funds, if appropriate wire transfer instructions have been given to the Paying Agent in writing not later than the Regular Record Date prior to the applicable Interest Payment Date.

(7)         If so specified in the applicable Pricing Supplement, the Notes will be redeemable at the option of the Company on the date or dates prior to maturity specified in the applicable Pricing Supplement at the price or prices specified in the applicable Pricing Supplement. Unless otherwise specified in such Pricing Supplement, in the case of Notes other than Zero Coupon Notes or certain interest bearing notes issued as Original Issue Discount Notes, the redemption price will be a specified percentage of the principal amount of such Note, together with accrued interest, if any, to the date of redemption stated in the applicable Pricing Supplement. Unless otherwise specified in the applicable Pricing Supplement, in the case of Zero Coupon Notes or certain interest bearing Notes issued as Original Issue Discount Notes (as specified in the applicable Pricing Supplement), the redemption price will be a specified percentage of the Amortized Face Amount (as defined below) of such Note (as described in paragraph (13) below), together with accrued interest, if any, to the date of redemption (or, in the case of any interest bearing Note issued as an Original Issue Discount Note, any accrued but unpaid “qualified stated interest” payments (as specified in paragraph (13) below)). Unless otherwise specified in the applicable Pricing Supplement, the Company may redeem any of the Notes which are redeemable and remain outstanding either in whole or in part, at any time, upon the terms and conditions set forth in Article XI of the Indenture.

(8)         Unless otherwise specified in the applicable Pricing Supplement, the Company shall not be obligated to redeem or purchase any Notes of such series pursuant to any sinking fund or analogous provisions or at the option of any Holder.

(9)         Unless otherwise specified in the applicable Pricing Supplement, Notes of such series may be issued only in fully registered form. Unless otherwise specified in the applicable Pricing Supplement, the authorized denomination of the Notes of such series, other than Foreign Currency Notes (as defined below), shall be $1,000 or any amount in excess of $1,000 which is an integral multiple of $1,000. Foreign Currency Notes will be issued in the denominations specified in the applicable Pricing Supplement.

(10)       The Notes may be denominated, and payments of principal of and interest on the Notes will be made, in United States dollars or in such foreign currencies or foreign currency units as may be specified in the applicable Pricing Supplement (“Foreign Currency Notes”). In the case of a Note having a Specified Currency other than U.S. dollars, the principal of that Note in U.S. dollars will be based on the bid quoted by an exchange rate agent as of 11:00 a.m., London time, on the second Business Day preceding the payment date on which banks are open for business in London and New York City, for the purchase of U.S. dollars with the Specified Currency for settlement on the payment date of the aggregate amount of the Specified Currency payable to all Holders of Notes denominated other than in other than U.S. dollars and who are scheduled to receive U.S. dollar payments. If this bid quotation is not available, the exchange rate agent will obtain a bid quotation from a leading foreign exchange bank in London or New York City selected by the exchange rate agent for this purchase. If the bids are not available, payment of the aggregate amount due to all Holders of Notes on the payment date will be made in the Specified Currency, unless the applicable foreign currency is unavailable due to the imposition of exchange controls or other circumstances beyond the Company’s control. If payment on a Note is required to be made in a currency other than U.S. dollars and that currency is unavailable due to the imposition of exchange controls or other circumstances beyond the Company’s control, or is no longer used by the government of the relevant country or for the settlement of transactions by public institutions of or within the international banking community (and is not replaced by another currency), then all payments on that Note will be made in U.S. dollars on the basis of the most recently available market exchange rate for the applicable foreign currency. All currency exchange costs will be borne by the Holder of the Note by deductions from these payments.

(11)        Except as otherwise described in paragraph (5) above and paragraph (13) below, the amount of payments of principal of and any premium or interest on the Notes will not be determined with reference to an index.

(12)        Unless otherwise specified in the applicable Pricing Supplement,

(a)          in lieu of the definition of Event of Default in Section 501, paragraphs (1) through (5), of the Indenture, Event of Default means, with respect to the Notes, any one of the following events (whatever the reason for such event of default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1)	the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law; or (B) a decree or order appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

(2)	the commencement by the Company of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law, or the consent by it to the entry of a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law, or the consent by it to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or the taking of corporate action by the Company in furtherance of any such action.

(b)          with respect to the Notes, Section 502 of the Indenture is hereby amended by adding the following as the final paragraph: “For the avoidance of doubt, the maturity of the Securities may only be accelerated upon the occurrence of any Event of Default and in accordance with this Section 502 and may not be accelerated for any other reason.”;

(c)          with respect to the Notes, Section 503 of the Indenture is hereby amended by:

(1)	deleting the existing clauses (2) and (3) of the first paragraph and replacing such clauses with the following: “(2) default is made in the payment of the principal of (or premium, if any, on) any Security at the Maturity thereof, and such default continues for a period of 30 days, or”;

(2)	deleting the final sentence of paragraph (1); and

(3)	adding the following as a new paragraph after the second paragraph:

A “Covenant Breach” means, with respect to the Securities, a default in the performance, or breach, of any covenant or warranty of the Company in the Indenture (other than a covenant or warranty a default in whose performance or whose breach is specifically dealt with in this Section or which has expressly been included solely for the benefit of Securities of one or more other series), and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Securities of that series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder. A Covenant Breach and the events referred to in Sections 503(1) and (2) are herein referred to as “Defaults.”;

(d)          with respect to the Notes, Section 801, paragraph (1), of the Indenture is hereby amended by adding the following after “substantially as an entirety”: “(other than any such conveyance, transfer or lease to one or more Subsidiaries)”; and

(e)          for purposes of the following sections of the Indenture, the term “Event of Default” shall be replaced with “Event of Default or Covenant Breach:” Sections 511, 513 and 901, clause (3).

(13)        The portion of the principal amount of the Notes, other than Original Issue Discount Notes (including any Zero Coupon Notes), which shall be payable upon declaration of acceleration of maturity thereof shall not be other than the principal amount thereof. Unless otherwise specified in the applicable Pricing Supplement, the portion of the principal amount of Zero Coupon Notes and certain interest bearing Notes issued as Original Issue Discount Notes (as specified in the applicable Pricing Supplement) upon any acceleration of the maturity thereof will be the Amortized Face Amount and in the case of an interest-bearing note issued as an Original Issue Discount Note, any accrued but unpaid qualified stated interest payments. Unless otherwise specified in the applicable Pricing Supplement, the amount payable to the holder of such Original Issue Discount Note upon any redemption thereof will be the applicable specified percentage of the Amortized Face Amount thereof specified in the applicable Pricing Supplement, and in the case of any interest bearing Note issued as an Original Issue Discount Note, any accrued but unpaid “qualified stated interest” payments (as defined in the Treasury Regulations regarding original issue discount issued by the Treasury Department (the “Regulations”)). The “Amortized Face Amount” of an Original Issue Discount Note is equal to the sum of (i) the Issue Price (as defined below) of such Original Issue Discount Note and (ii) that portion of the difference between the Issue Price and the principal amount of such Original Issue Discount Note that has been amortized at the Stated Yield (as defined below) of such Original Issue Discount Note (computed in accordance with Section 1272(a)(4) of the Internal Revenue Code of 1986, as amended, and Section 1.1275-1(b) of the Regulations, in each case as in effect on the issue date of such Original Issue Discount Note) at the date as of which the Amortized Face Amount is calculated. In no event can the Amortized Face Amount exceed the principal amount of such Note due at the stated maturity thereof. As used in the preceding sentence, the term “Issue Price” means the principal amount of such Original Issue Discount Note due at the stated maturity thereof less the “Original Issue Discount” of such Original Issue Discount Note specified on the face thereof and in the applicable Pricing Supplement. The term “Stated Yield” of such Original Issue Discount Note means the “Yield to Maturity” specified on the face of such Original Issue Discount Note and in the applicable Pricing Supplement for the period from the original issue date of such Original Issue Discount Note, as specified on the face of such Original Issue Discount Note and in the applicable Pricing Supplement, to the stated maturity thereof based on its Issue Price and stated redemption price at maturity thereof.

(14)        Each Note will be represented by either a master global note or a global note in fully registered form (each a “Global Note”) registered in the name of a nominee of the Depository (each such Note represented by a Global Note being herein referred to as a “Book-Entry Note”) or a certificate issued in definitive registered form, without coupons (a “Certificated Note”), as set forth in the applicable Pricing Supplement. Unless otherwise specified in the applicable Pricing Supplement, The Depository Trust Company will act as Depositary. The Notes may also be issued in the form of one or more Global Notes and registered in the name of the nominee of a common safekeeper or a common depositary for Clearstream Banking, S.A. and Euroclear Bank SA/NV. Except as provided in Section 305 of the Indenture, Book-Entry Notes will not be issuable in certificated form and will not be exchangeable or transferable. So long as the Depositary or its nominee is the registered holder of any Global Note, the Depositary or its nominee, as the case may be, will be considered the sole Holder of the Book-Entry Note or Notes represented by such Global Note for all purposes under the Indenture and the Notes.

(15)        The Notes shall be subject to the subordination provisions contained in Article Thirteen of the Indenture.

(16)        Subject to the terms of the Indenture and the resolutions and authorization referred to in the first paragraph hereof, the Notes shall have such other terms (which may be in addition to or different from the terms set forth herein) as are specified in the applicable Pricing Supplement.

B.           Establishment of Note Forms pursuant to Section 201 of Indenture.

It is hereby established pursuant to Section 201 of the Indenture that the Global Securities representing Book-Entry Notes shall be substantially in the forms attached as Exhibits A, B, C, D and E hereto, unless a different form is provided in the applicable Pricing Supplement (which Pricing Supplement shall be an “Officers’ Certificate” satisfying the requirements of Section 201 of the Indenture).

C.           Establishment or Procedures for Authentication of Notes Pursuant to Section 303 of Indenture.

It is hereby ordered pursuant to Sections 303 and 614 of the Indenture that Notes may be authenticated by the Trustee or U.S. Bank Trust National Association, as the Authentication Agent (the “Authentication Agent”), and issued in accordance with the Administrative Procedures attached hereto as Exhibit F and upon receipt by the Trustee (including by facsimile) of a Pricing Supplement to this Officers’ Certificate and Company Order (a “Pricing Supplement”), setting forth the information specified or contemplated therein for the particular Notes to be authenticated and issued, in substantially the form attached as Exhibit G hereto or in such other form as may be approved by an Authorized Officer, such approval being conclusively evidenced by the Authorized Officer’s execution or approval for filing with the Commission of the same or the Authorized Officer’s instruction to the Trustee or the Authentication Agent to authenticate Notes having the terms specified in the same. If such Pricing Supplement is executed, at least one officer signing such Pricing Supplement shall be an Authorized Officer as defined in the resolutions referred to in the first paragraph hereof. If such Pricing Supplement is not executed, Notes may be authenticated by the Trustee or the Authentication Agent and issued in accordance with the Administrative Procedures upon the telephonic, electronic or written order of an Authorized Officer.

D.           Other Matters.

The applicable Pricing Supplement shall specify any agent of the Company designated for the purpose of delivering, for cancellation by the Trustee pursuant to Section 309 of the Indenture, Notes which have not been issued and sold by the Company.

Attached as Exhibit H hereto is a true and correct copy of resolutions duly adopted by the Board of Directors of the Company on January 21, 2020, such resolutions have not been further amended, modified or rescinded and remain in full force and effect; and such resolutions are the only resolutions adopted by the Company’s Board of Directors or by any Authorized Officers relating to the offering and sale of the Notes.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

The undersigned have read the pertinent sections of the Indenture including the related definitions contained therein. The undersigned have examined the resolutions adopted by the Board of Directors of the Company. In the opinion of the undersigned, the undersigned have made such examination or investigation as is necessary to enable the undersigned to express an informed opinion as to whether or not the conditions precedent to the establishment of (i) a series of Securities, (ii) the forms of such Securities and (iii) the procedures for authentication of such series of Securities, contained in the Indenture have been complied with. In the opinion of the undersigned, such conditions have been complied with.

Dated: March 11, 2020

U.S. BANCORP

By:	/s/ John C. Stern		*
	Name:	John C. Stern
	Title:	Executive Vice President and
Treasurer

By:	/s/ Joseph M. Tessmer		**
	Name:	Joseph M. Tessmer
	Title:	Senior Vice President

*	To be signed by the Treasurer or any Assistant Treasurer or Senior Vice President designated as an Authorized Officer.

**	To be signed by a Vice President.

[Signature Page to Series BB Officer’s Certificate and Company Order]